Exhibit 10.44

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (this “Assignment”) is made and entered into as of this lst day of March, 2006, by and between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”), and MB LOUISVILLE SOUTHGATE, LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

A.                                   Assignor previously has executed and entered into that certain agreement dated as of November 29, 2005 (as amended, the “Agreement”), with Southgate Group, LLC, a Kentucky limited liability company, with respect to certain property commonly known as Southgate Apartments and more particularly described therein.

B.                                     Assignor desires to assign all of its right, title and interest in, to and under the Agreement to Assignee, and Assignee desires to accept such assignment and assumes all of Assignor’s duties and obligations under the Agreement that arise and accrue from and after the date of this Assignment, all upon and subject to the terms and provisions of this Assignment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual agreement of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Incorporation of Recitals. The foregoing Recitals are, by this reference, incorporated into the body of this Assignment as if the same had been set forth in the body of this Assignment in their entirety.

2.                                       Assignment.  Assignor hereby assigns, conveys, transfers and sets over to Assignee all of Assignor’s right, title and interest in, to and under the Agreement.

3.                                       Acceptance of Assignment and Assumption.  Assignee hereby accepts the foregoing assignment and hereby assumes, and agrees to perform, all of Assignor’s duties and obligations under the Agreement that arise and accrue from and after the date of this Assignment.

4.                                       Severability.  If any provision of this Assignment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions of this Assignment shall remain in full force and effect and this Assignment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist.

5.                                       Binding Effect.  Each provision of this Assignment shall extend to and shall bind and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors and assigns.

6.                                       Time of Essence.  Time is of the essence of this Assignment and each provision hereof.

7.                                       Entire Agreement. This Assignment contains the entire agreement of Assignor and Assignee with respect to subject matter hereof. No prior agreements or understandings with respect to the subject matter hereof shall be valid or of any force or effect.

8.                                       Governing Law.  This Assignment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9.                                       Counterparts. This Assignment may be executed in separate counterparts, each of which shall constitute an original copy hereof, but all of which shall constitute but one and the same agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the date and year first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC., an
Illinois corporation

By:		/s/ G. Joseph Cosenza
G. Joseph Cosenza, President

ASSIGNEE:

MB LOUISVILLE SOUTHGATE, L.L.C., a
Delaware limited liability company

By:	Minto Builders (Florida), Inc., a Florida
corporation, its sole member

	By:	/s/ Valerie Medina
Valerie Medina,
Assistant Secretary